Exhibit 10.5

PENTAIR PLC

EMPLOYEE STOCK PURCHASE AND BONUS PLAN

Effective September 28, 2012

Amended and Restated Effective as of the Re-domicile Date (as defined below)

SECTION 1

HISTORY AND BACKGROUND

Pentair, Inc. (“Old Pentair”) adopted, effective March 1, 1977, the Pentair, Inc. Employee Stock Purchase and Bonus Plan the (“Pre-Merger ESPP”) and, effective August 31, 1998, the Pentair, Inc. International Stock Purchase and Bonus Plan (the “Pre-Merger International ESPP”). The shareholders of Old Pentair approved amended and restated versions of the Pre-Merger ESPP and the Pre-Merger International ESPP that became effective on May 1, 2004. Old Pentair adopted (1) the Pre-Merger ESPP to provide to U.S. employees of Old Pentair and the members of its controlled group of companies an opportunity to purchase, as a long-term investment, shares of Old Pentair common stock, and (2) the Pre-Merger International ESPP to afford the employees of its international branches and subsidiaries a convenient and cost-effective means for the regular and systematic purchase of Old Pentair common stock on terms substantially comparable to those available to Old Pentair U.S. employees.

In connection with the merger of Old Pentair with and into a wholly-owned subsidiary of Tyco Flow Control International Ltd. (to be renamed Pentair Ltd., and referred to herein as the “Company”), which occurred on September 28, 2012 (the “Merger”), the Company adopted this Employee Stock Purchase and Bonus Plan (the “Plan”) to provide to employees of the Company and its designated divisions and subsidiaries the opportunity to purchase shares of the Company’s common stock after the Merger. The Plan became effective on September 28, 2012 (the “Commencement Date”). The Plan is also considered a successor to the Pre-Merger ESPP and Pre-Merger International ESPP for all purposes, including satisfying the purchase obligations under those plans for the quarter ending September 30, 2012.

The Plan was amended and restated effective May 1, 2013 to reflect certain administrative changes made to the operation of the Plan.

The Plan is being amended and restated effective as of the consummation of the merger of Pentair Ltd. with and into Pentair plc (the “Re-domicile Merger”) to reflect the assumption of this Plan by Pentair plc and the applicability of the Plan to ordinary shares of Pentair plc, rather than common shares of Pentair Ltd., following the Re-domicile Merger.

The following sections of the Plan (other than Appendix A) shall apply to the U.S. employees of the Company and its participating divisions and subsidiaries. The terms and conditions set forth in Appendix A shall apply exclusively to the non-U.S. employees of the Company’s participating international branches and subsidiaries.

SECTION 2

DEFINITIONS

Unless the context clearly requires otherwise, when capitalized the terms listed below shall have the following meanings when used in this Section or other parts of the Plan.

(1) “Account” is an account maintained under the Plan by the Plan Agent to record the amount withheld from each Participant’s Compensation or contributed directly by a Participant for the purpose of purchasing Stock, the amount of Company matching contributions made on behalf of a Participant, cash dividends paid with respect to such Stock, and the number of shares of Stock held on behalf of each Participant under the Plan.

(2) “Affiliated Company” is (a) any corporation or business located in and organized under the laws of one of the United States which is a member of a controlled group of corporations or businesses (within the meaning of Code section 414(b) or (c)) that includes the Company, but only during the periods such affiliation exists, or (b) any other entity in which the Company may have a significant ownership interest, and which the Plan Administrator determines shall be an Affiliated Company for purposes of the Plan.

(3) “Code” is the Internal Revenue Code of 1986, as amended.

(4) “Company” is (a) on or after September 28, 2012 and prior to the Re-domicile Date, Pentair Ltd., a Swiss company, and (b) on or after the Re-domicile Date, Pentair plc, an Irish company.

(5) “Compensation” is a Participant’s base wages or salary (i.e., exclusive of overtime or bonus payments), or the equivalent thereof, paid to or on behalf of a Participant for services rendered to the Company or a Participating Employer.

(6) “Eligible Employee” is an Employee, except those Employees:

(i) who are included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and a Participating Employer, unless and to the extent such agreement provides that such Employees shall be covered by the Plan, or the Participating Employer and the Plan Administrator have otherwise agreed to extend coverage under the Plan to such Employees;

(ii) who are covered under Appendix A;

(iii) whose Employer is not a Participating Employer; or

(iv) who are not treated as Employees by the Company or a Participating Employer for purposes of the Plan even though they may be so treated or considered under applicable law, including Code section 414(n), the Federal Insurance Contribution Act or the Fair Labor Standards Act (e.g., individuals treated as employees of a third party or as self-employed).

(7) “Employee” is an individual who is an employee of the Company or an Affiliated Company.

(8) “Participant” is an Eligible Employee who has met the age and service requirements for Plan participation and completed the authorization form necessary for participation.

(9) “Participating Employer” is an Affiliated Company which is making, or has agreed to make, contributions under the Plan with respect to some or all of its Employees, but only during the period such agreement to contribute remains in effect. The Company must approve each Participating Employer, except that any entity that is considered a Participating Employer under the Pre-Merger ESPP automatically shall be considered a Participating Employer hereunder on the Commencement Date without further action by the Company or such employer.

(10) “Plan” is the Pentair plc Employee Stock Purchase and Bonus Plan as described in this plan document and as it may be amended from time to time.

(11) “Plan Administrator” is the Company, and may include an employee or committee of employees of the Company or any subsidiary thereof that has been appointed by the Company to serve as the plan administrator of the Plan.

(12) “Plan Agent” is the entity duly appointed by the Company to receive funds contributed by Participants and Participating Employers, to purchase shares of Stock with such funds, and to maintain Participant Accounts.

(13) “Prospectus” is the prospectus, as in effect from time to time, which describes the Plan and which is delivered to eligible Participants with respect to the purchase of Stock under the Plan.

(14) “Re-domicile Date” is the effective date of the consummation of the merger of Pentair Ltd. with and into Pentair plc.

(15) “Stock” is (a) on or after September 28, 2012 and prior to the Re-domicile Date, the registered shares of Pentair Ltd., nominal value CHF 0.50 per share, subject to any capital changes, and (b) on or after the Re-domicile Date, the ordinary shares of Pentair plc, nominal value $0.01 per share.

SECTION 3

ELIGIBILITY

3.1 General. All Eligible Employees of a Participating Employer may elect to participate in the Plan after the Commencement Date upon the attainment of age eighteen (18) and the completion of twelve (12) consecutive months of employment with the Company or an Affiliated Company, measured from such individual’s original date of hire. Notwithstanding the foregoing, all Participants in the Pre-Merger ESPP as of the date immediately preceding the Commencement Date automatically shall be considered Participants hereunder on the Commencement Date without further action by such individuals.

3.2 Determining Credit for Completed Service.

(a) Eligible Employee Who Leaves Employment. In the event an Employee who has completed the twelve (12) consecutive months of service necessary to elect to participate in the Plan leaves employment with the Company and all Affiliated Companies and is subsequently rehired, credit for such completed service shall not be lost, regardless of the length of time between the date such employment ends and the individual’s rehire date.

(b) Leaving Employment Before Eligible. An Employee who leaves employment with the Company and all Affiliated Companies prior to the completion of twelve (12) consecutive months of service and is subsequently rehired shall not receive credit for any service completed prior to the time such first term of employment ended.

(c) Collectively Bargained Employees. In those cases where a group of Employees who are covered by a collective bargaining agreement becomes eligible to participate in the Plan pursuant to the terms of such agreement then, unless the agreement provides otherwise, such Employees shall be given credit for service completed prior to the effective date of such agreement for purposes of determining eligibility to elect to participate in the Plan.

(d) Newly Acquired Groups. In those cases where a company, partnership, joint venture or other entity becomes an Affiliated Company, the Plan Administrator may, but shall not be required to, give credit to the Employees of such organization for service completed with their employer prior to the date such employer becomes an Affiliated Company.

SECTION 4

PARTICIPATION

4.1 General. Plan participation is voluntary and Eligible Employees do not automatically become Participants upon meeting the Plan’s eligibility requirements, except as set forth in Section 3.1. An Eligible Employee who has met the Plan’s eligibility requirements, as described in Section 3, may commence Plan participation after the Commencement Date by delivering to the Human Resources Department of the Company or a Participating Employer (or any delegate thereof) an authorization for deductions from such individual’s Compensation, if the individual intends to make contributions through payroll deductions. Notwithstanding the foregoing, the deduction authorization in effect for each Participant in the Pre-Merger ESPP as of the Commencement Date automatically shall be given effect hereunder on and after the Commencement Date.

4.2 Withdrawal from Participation. A Participant may elect to cease participation under the Plan at any time, even though he or she remains an Eligible Employee of the Company or a Participating Employer, by giving written notice to his or her employer. Such an individual may elect to resume participation in the Plan at any time, provided he or she is an Eligible Employee at the time participation resumes.

SECTION 5

CONTRIBUTIONS

5.1 Participant Contributions. Participants may make contributions under the Plan for purposes of purchasing Stock by using either or both of the methods described below. All such contributions must be made in cash or a cash equivalent.

(a) Payroll Deductions. A Participant may authorize his or her employer to make a deduction from each paycheck for purposes of purchasing Stock. The Plan Administrator may specify that payroll deductions be elected as a percentage of compensation or a specific dollar amount, or both. The minimum deduction allowed is $10.00 per month; the maximum deduction allowed is the lesser of $750 per month and 15% of such Participant’s Compensation. A Participant may change the amount of his or her payroll deduction at any time, and such change shall be effective as soon as practicable thereafter.

(b) Additional Contributions. A Participant may also purchase Stock by making an additional cash contribution. Any such contribution shall not be made by payroll deduction but shall be paid by the Participant directly to the Plan Agent. These contributions, if any, must be made at least quarterly, and the total quarterly contribution cannot exceed $3,000.

5.2 Employer Bonus Contribution. Each month the Company and Participating Employers shall pay to the Plan Agent on behalf of each Participant employed by such employer an amount equal to twenty-five percent (25%) of the contributions made by Participants through payroll deductions from Compensation. No such bonus contribution shall be made by the Company or any Participating Employer with respect to any additional cash contributions made directly by Participants.

5.3 Dividends. Cash dividends paid on Stock held in a Participant’s Account shall be used by the Plan Agent to purchase additional shares of Stock on behalf of such Participant. Stock dividends declared by the Company shall be allocated to Accounts.

SECTION 6

PURCHASE OF STOCK

6.1 Participant Accounts. The Plan Agent shall establish for each Participant an Account to hold the Stock purchased on behalf of such Participant. All Stock and other amounts allocated to such Account shall at all times be fully vested and nonforfeitable.

6.2 Purchasing Stock. The Plan Agent shall use all Participant and employer contributions, regardless of type and including cash dividends, to purchase Stock on the open market. The Plan Agent shall make all such purchases over a number of business days each month, or on a single business day in the month, as are agreed to by the Plan Agent and the Company. All Stock so purchased shall be allocated to the Accounts of Participants on behalf of whom purchases were made based on (a) if purchases occurred over multiple business days, the average purchase price obtained over said monthly purchase period, or (b) if purchases occurred on a single business day, the closing price on such day. No interest shall be paid on any cash amounts held by the Plan Agent regardless of whether such cash is being held in anticipation of the date on which Stock purchases shall be made or held pending a refund to a terminating Participant.

SECTION 7

ENDING PARTICIPATION

7.1 General. A Participant may elect to discontinue Plan participation even though he or she remains an Eligible Employee of the Company or a Participating Employer. In addition, a Participant may cease Plan participation by reason of becoming an Employee of an Affiliated Company which is not a Participating Employer, by joining a group of Employees who are not Eligible Employees, or by qualifying for benefits under a long-term disability plan maintained by the Company or a Participating Employer. At such time as a Participant shall cease employment with the Company and all Affiliated Companies, Plan participation shall cease and the individual may elect the manner in which his or her Account shall be distributed.

7.2 Discontinuing Participation. An individual may elect at any time to cease making contributions under the Plan, even though he or she remains an Eligible Employee of the Company or a Participating Employer. In addition, an individual who begins receiving long-term disability benefits shall cease making contributions under the Plan. Such individuals may, but are not required to, request a full or partial cash or Stock disposition from their Accounts.

7.3 Ceasing to be an Eligible Employee. Participants who cease to be Eligible Employees but remain Employees of the Company or an Affiliated Company may, but are not required to, request a full or partial cash or stock disposition from their Accounts.

7.4 Termination of Employment. Participants who cease to be Employees of the Company or any Affiliated Company shall receive a distribution from their Accounts as described in Section 8.

7.5 Death of Participant. In the event of the death of a Participant, such individual’s Account shall be distributed as described in Section 8.

SECTION 8

DISPOSITION OF ACCOUNTS

8.1 Termination of Participation. At such time as a Participant shall cease to participate in the Plan due to a termination of employment with the Company and all Affiliated Companies, the Human Resources Department of such individual’s employer shall provide to the individual a notice of Account distribution options and a form whereby the individual can provide to the Plan Agent instructions as to the disposition of his or her Account. A Participant may elect to receive whole shares of Stock, plus cash in lieu of fractional shares, or cash only.

(a) Stock Election. If a terminating Participant elects to receive a Stock distribution, the Plan Agent shall deliver to such Participant the number of whole shares of Stock allocated to such Participant’s Account. Any fractional shares of Stock being distributed shall be sold at the Stock’s then current market price and the proceeds of such sale, reduced by any costs associated with such sale, including brokerage fees due to the Plan Agent or any other party, shall be sent to the Participant. Generally, all distributions shall be completed after all Stock purchases relevant to such Account have been made.

(b) Cash Election. If a terminating Participant elects to receive cash, the Plan Agent shall sell all whole and fractional shares of Stock allocated to such Participant’s Account. All such Stock shall be sold at the then current market price and the proceeds of such sale, reduced by any costs associated with such sale, including brokerage fees due to the Plan Agent or any other party, shall be sent to the Participant. Generally, all sales shall be completed after all Stock purchases relevant to such Account have been made.

(c) Default Provision. If a terminating Participant does not make a distribution election within thirty (30) days of the date the Human Resources Department provides the notice described in Section 8.1, the Plan Agent shall proceed as if such Participant had elected a Stock distribution.

8.2 Death of Participant. In the event of the death of a Participant, the legal representative or administrator of such Participant’s estate shall be entitled to elect between a Stock or cash distribution, made at the times and in the manner described in Section 8.1, and shall be subject to the same default distribution rules as a Participant. All distributions, regardless of form, shall be paid as directed by the Participant’s legal representative or administrator, or paid to the Participant’s estate if no such direction is provided. To the extent the Plan Administrator determines that Participant Accounts may be held in joint tenancy with right of survivorship or adds to the Plan a provision permitting transfer on death designation, then the Stock held in the Account of a deceased Participant shall be distributed according to any such designation duly made by the Participant.

8.3 Withdrawal from Accounts.

(a) In-service Distribution. Withdrawals from Accounts are available to Participants who (i) remain Eligible Employees but cease making contributions under the Plan; (ii) are no longer Eligible Employees but remain Employees of the Company or an Affiliated Company; or (iii) are currently Participants. Such a withdrawal may be made in either cash or shares of Stock.

(b) Stock Election. If a Participant described in Section 8.3(a) wishes to receive shares of Stock, then he or she shall specify the number of whole shares of Stock to be distributed, if the request is for a distribution of less than the entire Account balance. If the request is for withdrawal of the entire Account balance, any fractional shares of Stock held in such Account shall be sold at the Stock’s then current market price and the proceeds of such sale, reduced by any costs associated with such sale, including brokerage fees due to the Plan Agent or any other party, shall be sent to the Participant. Generally, all such distributions shall be completed after all Stock purchases relevant to such Account have been made.

(c) Cash Election. If a Participant described in Section 8.3(a) wishes to receive cash, the Plan Agent shall sell all whole and fractional shares of Stock allocated to such Participant’s Account or, if less than the entire Account, such number of shares of Stock as the Participant shall specify. All such Stock shall be sold at the then current market price and the proceeds of such sale, reduced by any costs associated with such sale, including brokerage fees due to the Plan Agent or any other party, shall be sent to the Participant. Generally, all sales shall be completed after all Stock purchases relevant to such Account have been made.

(d) Premature Withdrawal of Shares. If a Participant who has neither left employment with the Company and all Affiliated Companies nor otherwise ceased to participate under the Plan requests that the Plan Agent sell some or all of the Stock acquired for his or her Account with amounts contributed by payroll deductions from Compensation within twelve (12) months after such Stock is purchased, the Participant’s employer may cease to make bonus contributions for the benefit of such Participant for twelve (12) months following the date of such premature sale.

SECTION 9

ADMINISTRATION

9.1 Term of Plan. This Plan is effective September 28, 2012 and shall remain in effect for a period of ten (10) years after such effective date, unless the Plan is earlier terminated as provided in Section 10.6.

9.2 Prospectus. Upon completing the eligibility requirements described in Section 3, an Eligible Employee shall receive from the Human Resources Department of the Company or his or her Participating Employer a copy of the Prospectus which describes the Plan.

9.3 Reporting. The Plan Agent shall provide to each Participant quarterly, or at such other intervals as may be necessary or appropriate, the following information:

(a) the total amount contributed to each Participant’s Account for such quarter, whether by payroll deduction, lump sum contributions, or the Participant’s employer;

(b) the number of shares of Stock purchased on behalf of the Participant with all of such contributions; and

(c) the total number of shares of Stock then allocated to the Participant’s Account.

9.4 Voting of Stock in Accounts. The Company shall provide to each Participant all notices and correspondence it provides to any shareholder of record who is not a Participant, including proxy statements. The Plan Agent shall receive proxy instructions from each Participant and shall vote the Stock allocated to each Participant’s Account in accordance with the instructions, if any, provided by such Participant.

9.5 Non-Alienation. No Participant may use his or her Account, or the Stock allocated to such Account, as collateral, or otherwise assign, pledge or encumber such Stock.

9.6 Fees and Commissions. The Company shall pay commissions, service charges or other costs incurred with respect to the purchase of Stock for purposes of the Plan. When any such Stock is sold, the Participant is responsible for payment of any commissions, service charges or other costs incurred on account of such sale.

SECTION 10

MISCELLANEOUS

10.1 Voluntary Participation. Participation in the Plan is entirely voluntary, and by maintaining the Plan the Company is not making a recommendation as to whether any Eligible Employee should invest in Stock. Investment in any stock involves risk, and each Eligible Employee must decide whether to accept the risk of investing in Stock.

10.2 Employee Rights. The right of the Company or an Affiliated Company to discipline or discharge Employees, or to exercise rights related to the tenure of any individual’s employment, shall not be affected in any manner by reason of the existence of the Plan or any action taken pursuant to the Plan.

10.3 Construction. The Plan Administrator shall have full power and authority to interpret and construe the Plan, to adopt rules and regulations not inconsistent with the Plan for purposes of administering the Plan with respect to matters not specifically covered in the Plan document and to amend and revoke any rules and regulations so adopted. Except as otherwise provided in the Plan, any interpretation of the Plan and any decision on any matter within the discretion of the Plan Administrator which is made in good faith by the Plan Administrator shall be final and binding.

10.4 Interpretation. Section and subsection headings are for convenience of reference and not part of this Plan, and shall not influence its interpretation. Wherever any words are used in the Plan in the singular, masculine, feminine or neuter form, they shall be construed as though they were also used in the plural, feminine, masculine or non-neuter form, respectively, in all cases where such interpretation is reasonable.

10.5 Plan Amendment. The Company may, by written resolution of its Board of Directors or through action of the Compensation Committee of such Board, at any time and from time to time, amend the Plan in whole or in part.

10.6 Plan Termination. The Company may, by written resolution of its Board of Directors or through action of the Compensation Committee of such Board, terminate the Plan at any time. In the event the Plan terminates, the Participant’s Accounts shall be handled in the same manner as if the Participant had terminated employment with the Company and all Affiliated Companies.

10.7 Choice of Law. To the extent not preempted by applicable federal law, the construction and interpretation of the Plan shall be made in accordance with the laws of the State of Minnesota, but without regard to any choice or conflict of laws provisions thereof.

10.8 Acceptance of Terms. By electing to participate in the Plan, each Participant shall be deemed to have accepted all of the provisions of the Plan, and the terms and conditions set forth by the Plan Agent, and to have agreed to be fully bound thereby.

10.9 Computational Errors. In the event mathematical, accounting, or similar errors are made in maintaining Participant Accounts, the Plan Administrator or the Plan Agent, as the case may be, may make such equitable adjustments as it deems appropriate to correct such errors.

10.10 Communications. The Company, a Participating Employer or the Plan Agent may, unless otherwise prescribed by any applicable state or federal law or regulation, provide the Prospectus and any notices, forms or reports by using either paper or electronic means.

APPENDIX A

PENTAIR PLC

INTERNATIONAL STOCK PURCHASE AND BONUS PLAN

Effective September 28, 2012

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. See “Section 1 – History and Background” of the Plan.

1.2 Purpose. The purpose of the terms and conditions of the Plan set forth in this Appendix A (the “International Plan”) is to assist the Company and its international subsidiaries in attracting and retaining personnel of outstanding abilities, to motivate employees to dedicate their maximum productive effort on behalf of the Company and its international branches and subsidiaries and to encourage long-tem ownership of the Company’s common stock by such employees.

SECTION 2

DEFINITIONS

Unless the context clearly requires otherwise, (1) when capitalized, the terms listed below shall have the meanings given below when used in this Section or other parts of the International Plan and (2) when capitalized, terms used in the International Plan that are not defined in the International Plan shall have the meanings given in the other parts of the Plan.

(a) “Account” is the account maintained by the Company or its agent for each Participant to hold shares of Stock purchased in accordance with the International Plan, together with any other funds belonging to the Participant.

(b) “Alternate Currency” is any currency other than United States dollars.

(c) “Board” is the Board of Directors of the Company.

(d) “Committee” is the International Stock Plan Committee, which is a committee of employees of the Company or its affiliates as appointed from time to time by the Board to administer the International Plan.

(e) “Company” is (a) on or after September 28, 2012 and prior to the Re-domicile Date, Pentair Ltd., a Swiss company, and (b) on or after the Re-domicile Date, Pentair plc, an Irish company.

(f) “Distribution Date” is any business day on which the New York Stock Exchange is open and conducting business.

(g) “Eligible Employee” is each Regular Employee of a Participating International Affiliate who is at least eighteen (18) years of age and has completed at least one (1) year of continuous employment with a Participating International Affiliate and who is not covered by the parts of the Plan other than this Appendix A.

(h) “International Plan” is the Pentair plc International Stock Purchase and Bonus Plan, as described in this Appendix A effective September 28, 2012, and as it may be amended from time to time thereafter.

(i) “Participant” is an Eligible Employee who is enrolled in the International Plan.

(j) “Participating International Affiliate” is any branch office of the Company, and any corporation or other form of business or association owned or controlled, directly or indirectly, by the Company, whose Regular Employees are, by action of the Committee, permitted to participate in the International Plan and which is identified on Schedule 1 hereto. Notwithstanding the foregoing, any branch office, corporation or other form of business or association that is considered a Participating International Affiliate under the Pre-Merger International ESPP immediately prior to the Commencement Date automatically shall be considered a Participating International Affiliate hereunder on the Commencement Date without further action by the Committee.

(k) “Plan” is the Pentair plc Employee Stock Purchase and Bonus Plan as described in this plan document and as it may be amended from time to time.

(16) “Re-domicile Date” is the effective date of the consummation of the merger of Pentair Ltd. with and into Pentair plc.

(l) “Regular Employee” is each employee of a Participating International Affiliate who works or is scheduled to work a minimum of fifteen (15) hours per week.

(m) “Stock” is (a) on or after September 28, 2012 and prior to the Re-domicile Date, the registered shares of Pentair Ltd., nominal value CHF 0.50 per share, subject to any capital changes, and (b) on or after the Re-domicile Date, the ordinary shares of Pentair plc, nominal value $0.01 per share.

SECTION 3

ADMINISTRATION

3.1 Administrator. The International Plan shall be administered by the Committee, which shall have full power and authority to interpret and construe any provision of the International Plan, to adopt rules and regulations not inconsistent with the International Plan for carrying out the purposes of the International Plan with respect to matters not specifically covered herein, to amend and revoke any rules or regulations so adopted and to appoint agents, including a custodian. Except as otherwise provided herein or to the extent required by law, any interpretation of the International Plan and any decision on any matter within the discretion of the Committee which is made by the Committee in good faith is binding on all persons. The Company may delegate its duties under the International Plan to its agents or to the Committee.

3.2 Rulemaking Authority. The Committee shall, to the extent necessary or desirable, establish any special rules for Eligible Employees, former employees, or Participants located in a particular country. Such rules shall be set forth in Appendices to this International Plan, which shall be deemed incorporated into the International Plan.

SECTION 4

PARTICIPATION

Each Eligible Employee may participate in the International Plan at any time after the Commencement Date by delivering to the Participating International Affiliate by which he or she is employed a completed and duly signed form authorizing the relevant Participating International Affiliate to make compensation deductions for the Participant for purposes of enabling the Participant to make contributions to the International Plan as contemplated herein.

Participation in the International Plan by Eligible Employees is entirely voluntary. After the Commencement Date, participation in the International Plan will begin as soon as practicable after the required form is received and processed by the Participating International Affiliate and continue until the Participant ceases to be an Eligible Employee, the Company terminates the participation of the Participant pursuant to Section 9 or written termination by the Participant of his or her participation in the International Plan is received and processed by the relevant Participating International Affiliate.

Notwithstanding the foregoing, all Participants in the Pre-Merger International ESPP as of the date immediately preceding the Commencement Date automatically shall be considered Participants hereunder on the Commencement Date without further action by such individuals and such individuals’ compensation deduction agreements shall be given effect hereunder.

SECTION 5

PARTICIPANT CONTRIBUTIONS

Participants may make contributions for the purchase of Stock under the International Plan in accordance with the following:

(a) Payroll Deductions. Participants may authorize the relevant Participating International Affiliate to make periodic payroll deductions from the Participant’s compensation for the purpose of purchasing Stock. The deductions shall be forwarded by the relevant Participating International Affiliate to the Company or its agent on behalf of the Participant. Such deductions must be at least the minimum and not to exceed the maximum amounts set forth on Schedule 2 attached hereto for each Participating International Affiliate, which minimum and maximum amounts shall be reviewed and adjusted annually by the Committee, as appropriate. Payroll deductions will be automatically terminated when the Participant’s applicable maximum amount is reached. A payroll deduction may be decreased or increased (subject to the above limitations) at any time by the Participant completing and returning the appropriate payroll deduction form to the relevant Participating International Affiliate. A payroll deduction may be terminated at any time by the Participant giving written notice to the relevant Participating International Affiliate. A Participant who terminates his or her payroll deduction may re-enroll in the International Plan at any time by completing and returning the appropriate payroll deduction form to the relevant Participating International Affiliate, provided such individual is then an Eligible Employee.

(b) Lump Sum Contributions. Participants may also make additional lump sum contributions in amounts not to exceed the maximum amounts set forth on Schedule 2 per calendar quarter. Such lump sum contributions shall be made to the relevant Participating International Affiliate which shall forward the contribution to the Company or its agent on behalf of the Participant, and such contributions shall not be subject to the bonus provisions described in Section 6 below.

(c) Currency Conversion. The Company or its agent shall convert all funds received from Participants in an Alternate Currency into United States dollars in accordance with procedures established by the Committee.

SECTION 6

BONUS CONTRIBUTIONS

6.1 Employer Contributions. Each month, the Participating International Affiliate which employs the Participant will forward to the Company or its agent for such Participant’s Account a bonus equal to 25% of the amount contributed by each Participant in the form of payroll deductions pursuant to Section 5(a), subject to the limitations set forth therein. Notwithstanding the above, if a Participant sells shares of Stock acquired under this International Plan within the first year after their purchase, the relevant Participating International Affiliate may terminate the payment of any further bonus contributions for such Participant.

6.2 Taxation. The Participant is responsible for the payment of all income taxes, employment, social insurance, welfare and other taxes under applicable law relating to the bonus contributions made by the relevant Participating International Affiliate, the purchase and sale of Stock pursuant to this International Plan and the distribution of Stock or cash to the Participant in accordance with this International Plan. The Participating International Affiliate is authorized to make appropriate withholding deductions from each Participant’s compensation, which shall be in addition to any payroll deductions made pursuant to Section 5, and to pay such amounts to the appropriate tax authorities in the relevant country or countries in satisfaction of any of the above tax liabilities of the Participant under applicable law. All such payments of applicable withholding tax in any relevant jurisdiction shall be the obligation of the relevant Participating International Affiliate.

SECTION 7

PURCHASES, SALES AND WITHDRAWALS

7.1 Forwarding Funds. All funds deducted from a Participant’s compensation by the relevant Participating International Affiliate, the bonus contributions made by the relevant Participating International Affiliate and any lump sum contributions made by such Participant shall be forwarded to the Company or its agent, together with a list of Participants and the amounts allocable to their respective Accounts. No interest shall be paid on such funds by the Company or the Participating International Affiliates.

7.2 Purchasing Stock. Upon receipt of funds from the Participating International Affiliates, the Company or it agent shall, as promptly as practicable, purchase on the New York Stock Exchange, as agent for the Participants, as many whole shares of Stock as the aggregate of such funds will permit, subject to applicable regulations. The relevant Participating International Affiliate shall pay commissions on the purchases of such Stock and such other related charges as may be agreed from time to time.

7.3 Recordkeeping. The Company or its agent shall maintain individual Accounts for each Participant. Shares of Stock shall be allocated by the Company or its agent at the average cost of Stock at the time of purchase to each Participant’s Account in proportion to the amount received by the Company or its agent for the account of each Participant. Allocations shall be made in full shares of Stock and in fractional interests in shares.

7.4 Holding Stock. At the time of purchase of Stock under the International Plan, each Participant for whom funds were received shall immediately acquire full ownership of all Stock and of any fractional interest in Stock purchased for his or her Account. The Company or its agent shall hold all shares purchased for and on behalf of the Participants until:

(a) the Participant requests that some or all of the Stock in his or her Account be issued to such Participant,

(b) the Participant requests the Company or its agent to sell some or all of the Stock in his or her Account, or

(c) the Participant’s Account is terminated.

7.5 Distribution of Account. A Participant may request the Company or its agent to (a) deliver all or some of the Stock held in the Participant’s Account or (b) sell some or all of the Stock held in the Participant’s Account as of any Distribution Date. If a Participant requests the Company or its agent to deliver all or some of the Stock held in the Participant’s Account, such Stock shall, at the option of the Participant as stipulated to the Company or its agent in writing, be delivered (i) by means of electronic transfer to the brokerage or bank account designated by the Participant or (ii) in hard copies by means of registered mail to the mailing address designated by the Participant. Selling commissions, the costs of converting U.S. dollars into the relevant Alternate Currency after such sale and other service charges of the Company or its agent shall be borne by the Participant. The Company or its agent shall sell the Stock as soon as administratively feasible on or after the Distribution Date as determined by the Company or its agent. The Company or its agent shall deliver the proceeds of such sale to the Participant in the currency as specified by the Participant, pursuant to rules established by the Committee. Such proceeds, minus any costs charged to the Participant for commissions, currency conversion and other related charges, shall be paid to the Participant as soon as administratively feasible following the sale of Stock. Any gains or losses attributable to the conversion of United States dollars to the Alternate Currency in which the distribution is made will serve to increase or decrease, as the case may be, the amount of the distribution to which the Participant is entitled.

SECTION 8

ACCOUNTS AND REPORTS

Each Participant shall receive quarterly, or at such other intervals as may be necessary or appropriate, a statement of activity from the Company or its agent which shall include the following information:

(a) the amount contributed for the period by the Participant and the relevant Participating International Affiliate pursuant to the International Plan;

(b) the number of shares purchased for the Participant’s Account during the period;

(c) the total number of shares held in the Participant’s Account; and

(d) such other information as the Committee shall specify from time to time.

SECTION 9

ENDING PARTICIPATION

9.1 Termination of Participation. A Participant may voluntarily terminate participation in the International Plan at any time by giving written notice to the Participating International Affiliate by which he or she is employed. In addition, the Company may terminate a Participant’s Account and dispose of the Stock therein pursuant to Section 9.2 if the Participant dies or terminates employment for any reason with the relevant Participating International Affiliate. A Participant whose participation in the International Plan terminates may reenter the International Plan at any time, provided he or she is then an Eligible Employee.

9.2 Disposition of Account Upon Termination of Participation. Upon termination of participation, a Participant shall direct the Company or its agent as to the disposition of the Stock in his or her Account. If a Participant elects cash, the Company or its agent shall sell the Stock allocated to the Participant’s Account at the then current market price, and the Company or its agent shall deliver the proceeds, less any brokerage commissions, currency conversion costs and other related charges, to the Participant. If the terminating Participant elects to receive Stock or makes no election, the Company or its agent shall deliver to the Participant the number of full shares of Stock in his or her Account plus cash for any fractional shares. In the event of the death of a Participant, all elections shall be made by, and all distributions made to, the designated beneficiary of the Participant or the legal representative of the Participant’s estate, as provided in Section 11.2 below.

SECTION 10

RIGHTS AS A STOCKHOLDER

10.1 Voting and Other Rights. As soon as administratively practicable after the Company announces a meeting of its shareholders, the Company or its agent shall deliver to each Participant by mail or otherwise, all notices of meetings, proxy statements and other shareholder materials. At the meeting, or any adjournment thereof, the Company will vote shares of Stock credited to such Accounts as of the record date for such vote in accordance with the instructions received by the Company from Participants. The Company will not vote any shares of Stock held in Accounts for which it has not received instructions from Participants in time to be processed.

10.2 Dividends and Other Proceeds. Cash dividends received in respect of Stock held in Accounts shall be credited by the Company or its agent to such Accounts. All such cash shall be reinvested in Stock as promptly as practicable following receipt thereof. The relevant Participating International Affiliate shall pay all regular commissions in connection with the purchase of Stock constituting such reinvestment of cash dividends. Stock dividends or stock splits in respect of Stock held in the Accounts shall be credited to such Accounts without charge. The Company shall direct its agent to sell all other securities and rights to subscribe for shares received in respect of Stock, if any, held in the Accounts and the proceeds therefrom shall be treated in the same manner as cash dividends. All cash dividends payable on Stock held by the Company or its agent for the Accounts shall be paid net of applicable United States withholding taxes on such dividends which shall be withheld by the Company or its agent and paid to the appropriate United States tax authorities. The Company or its agent shall annually notify each Participant as part of its periodic reporting obligations of the amount of such withholding applicable to each Participant’s Account to enable such Participant to apply for any applicable tax credit in each such Participant’s country.

SECTION 11

TRANSFER OF RIGHTS

11.1 Non-alienation. Notwithstanding Section 7.4, no shares of Stock held in a Participant’s Account or any Participant’s interest in this International Plan shall be transferable by a Participant, subject to the Participant’s right to sell such Stock, receive such Stock or terminate his or her participation in this International Plan as elsewhere provided herein, and no assets in any Account or any other benefit under this International Plan may in any manner be mortgaged, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so is void. No such assets in an Account or any such benefit shall be subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such assets or benefits.

11.2 Rights of Beneficiary. Unless otherwise required by local law or the Committee, a Participant may, by signing a form furnished by the Committee, designate any legal or natural person or persons who shall be entitled to exercise the Participant’s rights hereunder or to which the Participant’s benefits are to be paid if the Participant dies before receiving all benefits payable under this International Plan. A beneficiary designation will be effective only when the signed form is filed while the Participant is alive with the Participating International Affiliate which employs the Participant. Filing a new signed beneficiary designation form will cancel all beneficiary designation forms signed earlier. If a Participant has not designated a beneficiary, the Participant’s Account shall be disposed of and distributed by the Company or its agent to the legal representative of the Participant’s estate in accordance with applicable law.

SECTION 12

MISCELLANEOUS

12.1 Term of International Plan. This International Plan shall be effective September 28, 2012, and shall remain in effect for a period of ten (10) years after such effective date, unless earlier terminated as provided in Section 12.2(b).

12.2 Amendment and Termination.

(a) Plan Amendment. The Company may, by written resolution of the Board or through action of the Compensation Committee of such Board, at any time and from time to time, amend the International Plan in whole or in part.

(b) Plan Termination. The Company may, at any time, by written resolution of the Board or through action of the Compensation Committee of such Board, terminate the International Plan. In addition, the Board or the Compensation Committee of the Board may at any time terminate this International Plan as to any individual Participating International Affiliate. All shares of Stock and cash, if any, in Accounts of affected Participants shall, pursuant to rules adopted by the Committee, be distributed as soon as administratively feasible after such termination.

12.3 Employment Relationship.

(a) Tenure of Employment. Nothing in this International Plan shall confer on any Participant any express or implied right to employment or continued employment by the Company or any Participating International Affiliate, whether for the duration of the International Plan or otherwise.

(b) Contract of Employment. This International Plan shall not form part of any contract of employment between the Company or any of the Participating International Affiliates nor shall this International Plan amend, abrogate or affect any existing employment contract between the Company or any of the Participating International Affiliates and their respective employees. Nothing in this International Plan shall confer on any person any legal or equitable right against the Company or any of its affiliates, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or any of its affiliates.

(c) Severance. Neither the Stock purchased hereunder, any bonus contributions made hereunder nor other benefits conferred hereby shall form any part of the wages or salary of any Eligible Employees for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any of its affiliates be entitled to any compensation for any loss of any right or benefit under this International Plan which such employee might otherwise have enjoyed but for ceasing to be an employee, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

12.4 Voluntary Participation. Participation in the International Plan is entirely voluntary, and by maintaining the International Plan the Company is not making a recommendation as to whether any Eligible Employee should invest in Stock. Investment in any stock involves risk, and each Eligible Employee must decide whether to accept the risk of investing in Stock.

12.5 Communications. The Company or a Participating International Affiliate may, unless otherwise prescribed by applicable laws or regulations, provide the prospectus and any notices, forms or reports by using either paper or electronic means.

12.6 Acceptance of Terms. By participating in the International Plan, each Participant shall be deemed to have accepted all the conditions of the International Plan and the terms and conditions of any rules and regulations adopted by the Committee or the Company and shall be fully bound thereby.

The undersigned, by authority of the Compensation Committee of the Board of Directors of Pentair plc, does hereby execute the foregoing document for and on behalf of Pentair plc effective as of the Re-domicile Date.

PENTAIR PLC

Dated:	By
Angela D. Lageson Senior Vice President, General Counsel, and Secretary

Exhibit A

Special Rules—Germany

These special rules, adopted pursuant to Section 3.2 of the Pentair plc International Stock Purchase and Bonus Plan, modify the terms of such Plan as in effect in Germany as follows:

The following section is added to Section 11, Transfer of Rights, of the International Plan:

11.3 Provisions Applicable in Germany. Notwithstanding the foregoing, if prior to the transfer of the Stock in a Participant’s Account to such Participant’s designated beneficiary the Company or its agent receives a certified copy of a Certificate of Heirship (“Erbschein”), then the Company or its agent shall transfer the relevant shares of Stock to only the person or persons named in such Certificate, without regard to whether such person demands the sale of Stock and payment in cash and without any further obligation on the part of the Company or its agent to investigate such transferees’ rights. If the Company or its agent transfers the Stock to a designated beneficiary or a person named in the Erbschein, the Company or its agent shall be released from all obligations to the Participant and the Participant’s successors, assigns, and other persons who may have an interest in the Participant’s Account.

A-1

Schedule 1

Participating International Affiliates

SCHEDULE 1

PARTICIPATING INTERNATIONAL AFFILIATES

Participating International Affiliate	Effective Date
Schroff GmbH	August 31, 1998
Pentair Water France S.A.S.	October 1, 1999
Schroff S.A.S.	February 1, 1999
Schroff UK Ltd.	September 1, 1999
Schroff K.K.	April 1, 1999
Pentair Water Belgium B.V.B.A.*	January 1, 2002
Pentair Water Filtration UK Ltd.	September 1, 2003
Pentair Water Filtration France S.A.S	September 1, 2003
Schroff S.r.l.	September 1, 2003
Pentair Water Italy S.r.l.	September 1, 2003
Schroff Scandinavia AB	October 1, 2004
Hoffman Schroff PTE Ltd.	October 1, 2004
Pentair Water Australia PTY Ltd.	October 1, 2004
Pentair Water New Zealand Ltd.	October 1, 2004
Pentair Water Germany GmbH	October 1, 2004
Nocchi Pompe S.a.r.l.	October 1, 2004
Shurflo Ltd.	October 1, 2004
Hypro EU Ltd.	October 1, 2004
Pentair Water Belgium BVBA**	December 29, 2006
Pentair Manufacturing Belgium BVBA	April 1, 2007
Pentair Manufacturing France S.A.S.	May 1, 2007
Pentair Manufacturing Italy s.r.l.	October 1, 2007
Pentair International, S.A.R.L. (Switzerland)	February 26, 2007
Jung Pumpen GmbH	April 28, 2010
Jung Pumpen S.A.R.L.	April 28, 2010
Pentair Services France S.A.S.	January 1, 2010
Everpure Japan K.K.	April 28, 2010

*	With respect to the period ending December 29, 2006.
**	With respect to the period beginning December 29, 2006, on which date Pentair Water Belgium BVBA merged with and into Pentair Belgium BVBA, which simultaneously changed its corporate name to Pentair Water Belgium BVBA.

Schedule-1

Schedule 2

Minimum and Maximum Deductions

Participating International Affiliate	Monthly Minimum Deduction	Monthly Maximum Deduction	Quarterly Maximum Contributions
Schroff GmbH	€10	€750	€3,000
Pentair Water France SAS	€10	€750	€3,000
Schroff S.A.S.	€10	€750	€3,000
Schroff UK Ltd.	£6	£450	£1,800
Schroff K.K.	¥1,400	¥100,000	¥400,000
Pentair Water Belgium B.V.B.A	€10	€750	€3,000
Pentair Water Filtration UK Ltd.	£6	£450	£1,800
Pentair Water Filtration France S.A.S	€10	€750	€3,000
Schroff S.r.l.	€10	€750	€3,000
Pentair Water Italy S.r.1.	€10	€750	€3,000
Schroff Scandinavia AB	SEK 90	SEK 6,750	SEK 27,000
Hoffman Schroff PTE Ltd.	S$20	S$1,500	S$6,000
Pentair Water Australia PTY Ltd.	A$20	A$1,300	A$5,000
Pentair Water New Zealand Ltd.	NZ$20	NZ$1,300	NZ$5,000
Pentair Water Germany GmbH	€10	€750	€3,000
Nocchi Pompe S.a.r.l.	€10	€750	€3,000
Shurflo Ltd.	£6	£450	£1,800
Hypro EU Ltd.	£6	£450	£1,800
Pentair Manufacturing Belgium BVBA	€10	€750	€3,000
Pentair Manufacturing France S.A.S.	€10	€750	€3,000
Pentair Manufacturing Italy s.r.l.	€10	€750	€3,000
Pentair International, S.A.R.L. (Switzerland)	CHF16	CHF1,200	CHF4,800
Jung Pumpen GmbH	€10	€750	€3,000
Jung Pumpen S.A.R.L.	€10	€750	€3,000
Pentair Services France S.A.S.	€10	€750	€3,000
Everpure Japan K.K.	¥1,400	¥100,000	¥400,000

Schedule-2